                                 EXHIBIT 23(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the Protein Technologies International, Inc. Savings and Investment Plan, of our report dated February 18, 2000, relating to the consolidated financial statements, appearing on page 42 of E.I. du Pont de Nemours and Company's 1999 Annual Report to Stockholders, which is incorporated in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 18, 2000, relating to the financial statement schedule, appearing on page 19 of E. I. du Pont de Nemours and Company's Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
April 3, 2000

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